Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-133946 and No. 333-132181) and S-8 (No. 333-132170, No. 333-123271, No. 333-117619, No. 333-143303 and No. 333-147064) of NetLogic Microsystems, Inc. of our report dated October 15, 2007 relating to the financial statements of Aeluros, Inc., which appears in the Current Report on Form 8-K of NetLogic Microsystems, Inc. dated January 9, 2008.

/s/ MOHLER, NIXON & WILLIAMS

Accountancy Corporation

January 9, 2008